Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                            Due Period 5/31/2002
                                                    Determination Date 6/20/2002
                                                     Distribution Date 6/25/2002

I     Available in Certificate Account

      Principal collected on Mortgage Loans                     31,069,497.76
      All Liquidation Proceeds with respect to Principal                 0.00
      Recoveries on previously Liquidated Mortgages
        with respect to Principal                                        0.00
      Principal portion of Purchase Price on
        Repurchased Mortgage Loans                                       0.00
      Substitution Adjustment with respect to Principal                  0.00
                                                                -------------

              Principal Distribution Amount                     31,069,497.76

      Interest collected on Mortgage Loans                       7,376,855.96
      Interest portion of Purchase Price on
        Repurchased Mortgage Loans                                       0.00
      Recoveries on previously Liquidated Mortgages
        with respect to Interest                                         0.00
      Substitution Adjustment with respect to Interest                   0.00
      Master Servicer Monthly Advances (net of
        Compensating Interest)                                   1,518,197.95
      Reimbursement of previous months Servicer Advances          -545,771.61
      Compensating Interest                                         18,329.68
      Investment Earnings on Certificate Account                    61,841.64
                                                                -------------

              Interest Remittance Amount                         8,429,453.62

      Amount not Required to be deposited                                0.00

              Total available in the Certificate Account        39,498,951.38

II Distributions                                 Per $ 1,000        Amount
                                                 -----------     -------------

 1. Aggregate Class AF -1A Distribution          96.57195646     10,557,246.28

 2. Aggregate Class AF-1B Distribution           97.64742498      9,599,718.35

 3. Aggregate Class A-2 Distribution              3.80833338        257,938.42

 4. Aggregate Class A-3 Distribution              4.32500000        296,651.75

 5. Aggregate Class A-4 Distribution              4.97500000        249,695.25

 6. Aggregate Class A-5 Distribution              5.59166677        174,515.92

 7. Aggregate Class A-6 Distribution              5.16666674        244,176.67

 8. Aggregate Class A-7 Distribution             46.15509227     10,384,895.76

 9. Aggregate Class MF-1 Distribution             5.47500000        195,293.25

10. Aggregate Class MF-2 Distribution             5.88333333        198,209.50

11. Aggregate Class BF Distribution               6.21666654        160,141.33

12. Aggregate Class AV Distribution              36.84196716      6,337,923.61

13. Aggregate Class MV-1 Distribution             2.04611136         27,561.12

14. Aggregate Class MV-2 Distribution             2.48916636         27,082.13

15. Aggregate Class BV Distribution               3.01277778         32,809.15

16. Aggregate Class X-IO Distribution             0.00000000              0.00

17. Aggregate Class R Distribution                                        0.00

18. Aggregate Master Servicer Distribution                          755,092.89
                                                                 -------------

           Total Distributions =                                 39,498,951.38

III   Certificate Class Balances              Factor %               Amount
                                             ----------            ----------

Opening Senior Class A Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group I
Certificates:
         (a)  Class AF-1A                    82.25381063%          89,919,865.78
         (b)  Class AF-1B                    82.25381063%          80,863,721.23
         (c)  Class A-2                     100.00000000%          67,730,000.00
         (d)  Class A-3                     100.00000000%          68,590,000.00
         (e)  Class A-4                     100.00000000%          50,190,000.00
         (f)  Class A-5                     100.00000000%          31,210,000.00
         (g)  Class A-6                     100.00000000%          47,260,000.00
         (h)  Class A-7                      92.20469492%         207,460,563.56
                                                                  --------------
                                                                  643,224,150.57

Opening Subordinated Class MF & BF
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group I Certificates:

(a)  Class MF-1                             100.00000000%          35,670,000.00
(b)  Class MF-2                             100.00000000%          33,690,000.00
(c)  Class BF                               100.00000000%          25,760,000.00
                                                                  --------------
                                                                   95,120,000.00

Opening Senior Class AV Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group II
Certificates:

(a)  Class AV                                90.63690313%         155,922,664.45

Opening Subordinated Class MV & BV
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group II Certificates:

(b)  Class MV-1                             100.00000000%          13,470,000.00
(c)  Class MV-2                             100.00000000%          10,880,000.00
(d)  Class BV                               100.00000000%          10,890,000.00
                                                                  --------------
                                                                  191,162,664.45

IV    Principal Distribution Amount

1(a). Basic Principal Amount                            No.            Amount
                                                       ----        -------------
      (a)  Stated principal collected                               1,821,197.99
      (b)  Principal Prepayments                       309         29,248,299.77
      (c)  Liquidation Proceeds                                             0.00
      (d)  Repurchased Mortgage Loans                    0                  0.00
      (e)  Substitution Adjustment related
             to Principal                                                   0.00
      (f)  Recoveries on previously Liquidated
           Mortgages with respect to Principal                              0.00
                                                                   -------------

               Total Principal Distribution                        31,069,497.76

1(b). Subordination Increase Amount                                 4,194,741.66

2(a). Class AF Principal Distribution
Amount for Group I Certificates:
                                           Per $ 1,000
                                           -----------
      1. Class AF-1A                       95.26000814             10,413,824.09
      2. Class AF-1B                       95.26000814              9,365,011.40
      3. Class A-2                          0.00000000                      0.00
      4. Class A-3                          0.00000000                      0.00
      5. Class A-4                          0.00000000                      0.00
      6. Class A-5                          0.00000000                      0.00
      7. Class A-6
         (a) Class A-6 Lockout
               Percentage                                 0.00%
         (b) Class A-6 Lockout
               Distribution Amount          0.00000000                      0.00
      8. Class A-7                         41.84452280              9,415,017.63

2(b). Class MF & BF Principal
Distribution Amount Group I
Certificates:
      1. Class MF-1                         0.00000000                      0.00
      2. Class MF-2                         0.00000000                      0.00
      3. Class BF                           0.00000000                      0.00

2(c). Class AV Principal Distribution
Amount Group II Certificates:
      1. Class AV                           35.28678893             6,070,386.30

2(d). Class AV Principal Distribution
Amount Group II Certificates:
      1. Class MV-1                              0.00000000                 0.00
      2. Class MV-2                              0.00000000                 0.00
      3. Class BV                                0.00000000                 0.00

2(e) Class M Applied Realized Loss for
Group I Certificates:
      1. Class MF-1                              0.00000000                 0.00
      2. Class MF-2                              0.00000000                 0.00
      3. Class BF                                0.00000000                 0.00

2(f) Class B Applied Realized Loss for
Group II Certificates:
      1. Class MV-1                              0.00000000                 0.00
      2. Class MV-2                              0.00000000                 0.00
      3. Class BV                                0.00000000                 0.00

                                                 Factor %             Amount
                                                ----------           ---------
Ending Senior Class A Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group I
Certificates:
      (a) Class AF-1A                         72.72780982%         79,506,041.69
      (b) Class AF-1B                         72.72780982%         71,498,709.83
      (c) Class A-2                          100.00000000%         67,730,000.00
      (d) Class A-3                          100.00000000%         68,590,000.00
      (e) Class A-4                          100.00000000%         50,190,000.00
      (f) Class A-5                          100.00000000%         31,210,000.00
      (g) Class A-6                          100.00000000%         47,260,000.00
      (h) Class A-7                           88.02024264%        198,045,545.93
                                                                  --------------
                                                                  614,030,297.45

Ending Subordinated Class MF & BF
Certificate Balances after distributions
of principal in this Monthly Master
Servicer Report Group I Certificates:
      (a) Class MF-1                         100.00000000%         35,670,000.00
      (b) Class MF-2                         100.00000000%         33,690,000.00
      (c) Class BF                           100.00000000%         25,760,000.00
                                                                  --------------
                                                                   95,120,000.00

Ending Senior Class AV Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group II
Certificates:
      (a)  Class AV                           87.10822423%        149,852,278.15

Ending Subordinated Class MV & BV
Certificate Balances after distributions of principal in this Monthly Master
Servicer Report for Group II
Certificates:

      (b) Class MV-1                         100.00000000%         13,470,000.00
      (c) Class MV-2                         100.00000000%         10,880,000.00
      (d) Class BV                           100.00000000%         10,890,000.00
                                                                  --------------
                                                                  185,092,278.15

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates
            applicable Pass-Through Rate

             1. Class AF-1A                   1.98000%
             2. Class AF-1B                   3.48300%
             3. Class A-2                     4.57000%
             4. Class A-3                     5.19000%
             5. Class A-4                     5.97000%
             6. Class A-5                     6.71000%
             7. Class A-6                     6.20000%
             8. Class A-7                     5.61000%
             9. Class MF-1                    6.57000%
            10. Class MF-2                    7.06000%
            11. Class BF                      7.46000%

      Variable Rate Certificates

            (b) LIBOR Rate                      1.84000%

                  1. Class AV                   2.13000%
                  2. Class MV-1                 2.54000%
                  3. Class MV-2                 3.09000%
                  4. Class BV                   3.74000%

      INTEREST REMITTANCE AMOUNT
            1. Interest collected on Mortgage Loans           7,376,855.96
            2. Interest advanced on Mortgage Loans              972,426.34
            3. Compensating Interest on Mortgage Loans           18,329.68
            4. Substitution Adjustment interest                       0.00
            5. Purchase Price interest on
                 repurchased accounts                                 0.00
            6. Liquidation Proceeds interest portion                  0.00
            7. Recoveries on previously Liquidated
                 Mortgages with respect to Interest                   0.00

                 TOTAL INTEREST REMITTANCE AMOUNT                               8,367,611.98

Current Interest Requirement

                   1. Class AF-1A @ applicable Pass-Through Rate                  143,422.19
                   2. Class AF-1B @ applicable Pass-Through Rate                  234,706.95
                   3. Class A-2 @ applicable Pass-Through Rate                    257,938.42
                   4. Class A-3 @ applicable Pass-Through Rate                    296,651.75
                   5. Class A-4 @ applicable Pass-Through Rate                    249,695.25
                   6. Class A-5 @ applicable Pass-Through Rate                    174,515.92
                   7. Class A-6 @ applicable Pass-Through Rate                    244,176.67
                   8. Class A-7 @ applicable Pass-Through Rate                    969,878.13
                   9. Class MF-1 @ applicable Pass-Through Rate                   195,293.25
                  10. Class MF-2 @ applicable Pass-Through Rate                   198,209.50
                  11. Class BF @ applicable Pass-Through Rate                     160,141.33
                  12. Class AV @ applicable Pass-Through Rate                     267,537.31
                  13. Class MV-1 @ applicable Pass-Through Rate                    27,561.12
                  14. Class MV-2 @ applicable Pass-Through Rate                    27,082.13
                  15. Class BV @ applicable Pass-Through Rate                      32,809.15

Interest Carry Forward Amount

                   1. Class AF-1A                                     0.00
                   2. Class AF-1B                                     0.00
                   3. Class A-2                                       0.00
                   4. Class A-3                                       0.00
                   5. Class A-4                                       0.00
                   6. Class A-5                                       0.00
                   7. Class A-6                                       0.00
                   8. Class A-7                                       0.00
                   9. Class MF-1                                      0.00
                  10. Class MF-2                                      0.00
                  11. Class BF                                        0.00
                  12. Class AV                                        0.00
                  13. Class MV-1                                      0.00
                  14. Class MV-2                                      0.00
                  15. Class BV                                        0.00
                  16. Class X-IO                                      0.00

Certificates Interest Distribution Amount
                                                       Per $ 1,000
                                                       -----------

     1. Class AF-1A                                    1.31194832     143,422.19
     2. Class AF-1B                                    2.38741684     234,706.95
     3. Class A-2                                      3.80833338     257,938.42
     4. Class A-3                                      4.32500000     296,651.75
     5. Class A-4                                      4.97500000     249,695.25
     6. Class A-5                                      5.59166677     174,515.92
     7. Class A-6                                      5.16666674     244,176.67
     8. Class A-7                                      4.31056947     969,878.13
     9. Class MF-1                                     5.47500000     195,293.25
    10. Class MF-2                                     5.88333333     198,209.50
    11. Class BF                                       6.21666654     160,141.33
    12. Class AV                                       1.55517822     267,537.31
    13. Class MV-1                                     2.04611136      27,561.12
    14. Class MV-2                                     2.48916636      27,082.13
    15. Class BV                                       3.01277778      32,809.15
                                                                    ------------
                                                                    3,479,619.07

VI    Credit Enhancement Information

                                                       Group I          Group II        Total
(a) Senior Enhancement Percentage                           14.31%          20.27%           34.58%

(b) Overcollateralization Amount:

      1. Opening Overcollateralization Amount        7,888,993.59    3,181,356.08    11,070,349.67
      2. Ending Overcollateralization Amount        10,837,780.42    4,427,310.91    15,265,091.33
      3. Targeted Overcollateralization Amount      12,683,784.02    7,461,499.72    20,145,283.74
      4. Subordination Deficiency                    1,846,003.60    3,034,188.81     4,880,192.41
      5. Overcollateralization Release Amount                0.00            0.00             0.00

VII   Trigger Information

      1. (a) 60+ Delinquency Percentage                  2.62%    4.88%
         (b) Delinquency Event in effect
             (Group I > 50% or Group II > 40%)?             NO       NO

      2. (a) Cumulative Loss Percentage                  0.00%    0.00%
         (b) Applicable Loss Percentage for
               current Distribution                      2.25%    3.25%
         (c) Cumulative Loss Trigger Event in effect        NO       NO

VIII  Pool Information                                    No.         Amount
                                                         ----        --------

      (a) Closing Mortgage Loan Principal Balance:
               1. Fixed Rate                              9,388   719,988,077.87
               2. Adjustable Rate                         1,894   189,519,589.06

                  Total Closing Mortgage Loan
                    Principal Balance:                   11,282   909,507,666.93

      (b) Balloon Mortgage Loans
               1. Fixed Rate                                566    41,404,577.77
               2. Adjustable Rate                             0             0.00

                  Total Closing Mortgage Loan
                    Principal Balance:                      566    41,404,577.77

      (c) Weighted Average Mortgage Rate:
               1. Fixed Rate                                              9.753%
               2. Adjustable Rate                                        10.063%

                  Total Weighted Average Mortgage Rate                    9.817%

      (d) Weighted Average Net Mortgage Rate:
               1. Fixed Rate                                              9.246%
               2. Adjustable Rate                                         9.604%

      (e) Weighted Average Remaining Maturity:
               1. Fixed Rate                                              283.57
               2. Adjustable Rate                                         338.87

      (f) Weighted Average Original Maturity:

               1. Fixed Rate                                              313.00
               2. Adjustable Rate                                         359.00

IX    Delinquency Information                       No.     %          Amount
                                                   ----    ---        --------

      A. Fixed Rate Mortgage Loans:

            (a) Delinquent Contracts:

                  1. 31 - 59 Day Accounts           474    4.62%   33,276,127.84
                  2. 60 - 89 Day Accounts           136    1.07%    7,722,314.57
                  3. 90+ Day Accounts               146    1.53%   11,040,368.15

            (b) Mortgage Loans - In Foreclosure      61    0.73%    5,244,801.95

            (c) REO Property Accounts                 1    0.01%       78,860.81

      B. Adjustable Rate Mortgage Loans:

            (a) Delinquent Contracts:

                  1. 31 - 59 Day Accounts           160    7.88%   14,927,357.60
                  2. 60 - 89 Day Accounts            60    2.70%    5,125,101.67
                  3. 90+ Day Accounts                50    2.12%    4,025,296.39

            (b) Mortgage Loans - In Foreclosure      21    0.84%    1,592,420.70

            (c) REO Property Accounts                 1    0.06%      104,630.33

      C. Total For All Mortgage Loans

            (a) Delinquent Contracts:

                  1. 31 - 59 Day Accounts           634    5.30%   48,203,485.44
                  2. 60 - 89 Day Accounts           196    1.41%   12,847,416.24
                  3. 90+ Day Accounts               196    1.66%   15,065,664.54

            (b) Mortgage Loans - In Foreclosure      82    0.75%    6,837,222.65

            (c)  REO Property Accounts                2    0.02%      183,491.14

X     Realized Losses                                     No.             Amount
                                                         -----            ------
            1. (a) Gross Realized Losses
                     during the period                     0               0.00

               (b) Realized Losses during the period
                        1. Group I                                         0.00
                        2. Group II                                        0.00
                                                                           ----
                           Total                                           0.00

               (c) Cumulative Gross Realized Losses        0               0.00

               (d) Cumulative Realized Losses
                        1. Group I                                        (0.00)
                        2. Group II                                        0.00

                           Total                                          (0.00)

               (e) Cumulative Applied Realized Losses

                                i. Class B-4                              (0.00)
                               ii. Class B-3                               0.00
                              iii. Class B-2                               0.00
                               iv. Class B-1                               0.00
                                v. Class M-2                               0.00
                               vi. Class M-1                               0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                                i. Monthly Servicing Fee             391,907.15
                               ii. Mortgage Fees                     301,344.10
                              iii. Mortgage Insurance
                                     Premium Reimbursement                 0.00
                               iv. Certificate Account
                                     Investment Earnings              61,841.64

         (b) Amount of prior unpaid Master Servicing
               Fees paid with this distribution                            0.00

         (c) Total Master Servicing Fees paid with
               this distribution                                     755,092.89

         (d) Amount of unpaid Master Servicing Fees
               as of this distribution                                     0.00

      2. (a) Opening Master Servicer Advance Balance               4,016,403.78

         (b) Current Advance
               (exclusive of Compensating Interest)                1,518,197.95

         (c) Reimbursement of prior Master
               Servicer Advances                                    (545,771.61)
                                                                   ------------

         (d) Ending Master Servicer Advance Balance                 4,988,830.12

      3. Current period Compensating Interest                          18,329.68

      4. (a) Stepdown Date in effect?                        NO
                                                                    ------------